SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 73A, 74U, AND 74V.

FOR PERIOD ENDING:  12/31/2006
FILE NUMBER: 811-1540
SERIES NO.:  19


72DD.  1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                          $ 5,297
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class B                                          $    43
         Class C                                          $    63
         Institutional Class                              $   217

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                                        $000.2326
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                        $000.0136
         Class C                                        $000.0136
         Institutional Class                            $000.3329

74U.   1 Number of shares outstanding (000's omitted)
         Class A                                           26,326
       2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Class B                                            3,690
         Class C                                            5,314
         Institutional Class                                  803

74V.   1 Net asset value per share (to nearest cent)
         Class A                                           $24.13
       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                                           $23.37
         Class C                                           $23.36
         Institutional Class                               $24.14